CONSENT OF INDEPENDENT ACCOUNTANTS


Price Waterhouse LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17077, 333-17079 and 333-17083) of Quest
Diagnostics Incorporated of our report dated January 23, 1998 appearing on page F-1 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------

Price Waterhouse LLP
New York, New York
March 20, 1998